Exhibit 1


                                                                    June 1, 2001


Rideau Ltd.
C/o Eurodutch Company
Charlotte House
Charlotte Street
Nassau, Bahamas


Dear Sirs:

         This letter sets forth the agreement of Rideau Ltd. the Purchaser and Commtouch Software Ltd the Company regarding the purchase by the Purchaser from the Company of the Company's Ordinary Shares (the "Ordinary Shares") on the date hereof. The parties agree as follows:

1. This Agreement relates to the purchase by the Purchaser of 315,789 of the Company's Ordinary Shares at $0.95 per share, for an aggregate purchase price of $300,000, which purchase is being settled by the parties on Monday, June 4, 2001.

2. The Company is a corporation duly incorporated and validly existing under the laws of Israel. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. A copy of the duly executed resolutions of the Board of Directors of the Company is attached hereto as Exhibit "B". This Agreement has been duly executed and delivered on behalf of the Company by a duly authorized officer. A copy of a duly executed incumbency certificate of the Company's duly authorized officers is attached hereto as Exhibit "C". This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Ordinary Shares.

4. The Company represents and warrants that (a) the Ordinary Shares issued by the Company to the Purchaser have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form F-3, Commission File Number 333-46192 (the "Registration Statement"); and (b) the Company has filed a prospectus supplement to the Registration Statement in connection with this transaction. Copies of the Registration Statement and the Prospectus Supplement, each as filed and (in the case of the
         Registration Statement) declared effective by the Securities and Exchange Commission, are annexed hereto as Exhibits "D" and "E", respectively.

5. The Company has taken all action necessary on its part to list the Ordinary Shares for trading on the NASDAQ system or any relevant market or system, if applicable. A copy of the Company's listing application with NASDAQ or any other relevant market or system is attached hereto as Exhibit "F."

6. The Company will continue to take all action necessary to continue the listing or trading of its Ordinary Shares on the NASDAQ National Market or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, listing (including, without limitation, the listing of the Shares purchased by the Purchaser) or other obligations under the rules of the NASDAQ National Market or any relevant market or system.

7. The Company has delivered or made available to the Purchaser true and complete copies of the filings filed with the Securities and Exchange Commission under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since May 29, 2001 (collectively, the "Commission Filings"). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates or as subsequently amended, each of the Commission Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and, as of their respective dates, none of the Commission Filings referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

8. The Company will promptly notify the Purchaser of (a) any stop order or other suspension of the effectiveness of the Registration Statement and (b) the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

9. The Company may not issue a press release or otherwise make a public statement or announcement with respect to the completion of the transaction contemplated hereby without the prior consent of the Purchaser , unless otherwise required by law in which case the company will consult with the Purchaser prior to any such disclosure.

10. The Company will indemnify the Purchaser as provided in Exhibit "A" attached hereto against liability with respect to the Registration Statement (including, without limitation, the Prospectus Supplement) relating to the Shares which were sold by the Company to the Purchaser.

         For purposes of said Exhibit A, capitalized terms used therein without definition shall have the same meanings therein as are ascribed to said terms in this Agreement.

11. This Agreement and the legal relations between the parties hereto with respect to any purchase of Ordinary Shares by the Purchaser hereunder shall be governed and construed in accordance with the substantive laws of the State of New York without giving effect to the conflicts of law principles thereunder.

         Delivery of an executed copy of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed copy of this Agreement and shall be effective and enforceable as the original.

         Please execute a copy of this letter which, when executed by the Purchaser, will constitute an Agreement between the Company and the Purchaser.

                                                Very truly yours,

                                                COMMTOUCH SOFTWARE, LTD.



                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

AGREED TO:

PURCHASER:

RIDEAU LTD.


By:
   -----------------------------
Name:
Title:

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
                                   EXHIBIT 'A'

                            TERMS OF INDEMNIFICATION


(a) Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"); or Section 20(a) of the Securities Exchange Act, as amended (the "Exchange Act"); from and against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Purchaser and each person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of; or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to Shares being sold to the Purchaser (including the prospectus dated ____________________, 2000, the prospectus supplement dated
         _________________ (the "Prospectus Supplement") which are a part of the Registration Statement), or any amendment or supplement to the Registration Statement, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading (an "Indemnifiable Matter").


         The Company will reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or the controlling person in investigating, defending against, or preparing to defend against any claim relating to an Indemnifiable Matter, except that the Company will not be liable to the extent such claim, suit or proceeding which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in any Prospectus or any amendment or supplement to the Prospectus in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion therein provided that the Company shall not be liable to provide indemnification to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchaser or such person through its bad faith or willful misconduct; and provided, further, that with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Purchaser or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased ordinary shares if copies of the Prospectus were timely delivered to the Purchaser pursuant hereto and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Ordinary Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.


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
         Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys' fees) to which the Company and each director, officer and person, if any, who controls the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any Prospectus or Prospectus Supplement or any amendment or supplement to it, but only to the extent, the untrue statement, alleged untrue statement, was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, the Prospectus or Prospectus Supplement or an amendment or supplement thereto, or any document incorporated by reference in the Registration Statement, (ii) the omission or alleged omission to state in the Registration Statement or any Prospectus or Prospectus Supplement or any amendment or supplement to it, or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, the Prospectus or Prospectus Supplement or an amendment or supplement thereto, or any document incorporated by reference in the Registration Statement, (iii) any acts or failures to act, undertaken or omitted to be taken by the Purchaser or such person through its bad faith or willful misconduct, to the extent that a court of competent jurisdiction shall have so determined by a final judgment (with no appeals available), and (iv) with respect to the Prospectus, if copies of the Prospectus were timely delivered to the Purchaser pursuant hereto and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense .


(b) Indemnification Procedures. Promptly after a person receives notice of a claim or the commencement of an action, suit or proceeding for which the person intends to seek indemnification under Paragraph (a), the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under Paragraph (a), except to the extent the indemnifying party has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim, action, suit or proceeding is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with legal counsel chosen by the indemnifying party. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding, except that if, in the opinion of legal counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition precedent to receiving indemnification as provided in Paragraph (a), will, at the cost and expense of the indemnifying party, cooperate in all reasonable respects with the indemnifying party in the defense of the claim, action, suit or proceeding as to which indemnification is sought. No indemnifying party will be liable for any settlement of any claim, action, suit or proceeding effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened claim, action or proceeding with respect which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

(c) Contribution. If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss, claim, damage, liability, cost or expense referred to in Paragraph (a), each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party, as a result of the loss, claim, damage, liability, cost or expense (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss, claim, liability, cost or expense or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss, claim, damage, liability, cost or expense as well as any other relevant equitable considerations.


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